UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 11, 2008

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2009 Dolby Executive Annual Incentive Plan

On December 11, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Dolby Laboratories, Inc. (the “Company”) adopted an executive cash bonus plan for fiscal 2009, entitled the 2009 Dolby Executive Annual Incentive Plan (the “Executive Plan”). A copy of the Executive Plan is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Only Company executive officers are eligible to receive bonuses pursuant to the Executive Plan. Individual target bonuses are based on a percentage of each executive officer’s salary. The Committee set target bonuses and, as applicable, set the individual performance objectives for the Company’s executive officers as described below. For fiscal 2009, the target bonus for the Company’s principal executive officer is 85% of his base salary, and for each other executive officer, 65% of his respective base salary. For fiscal 2009, individual performance objectives for our executive officers (other than the principal executive officer) include: the achievement of certain objectives related to business development, innovation and product expansion, financial, sales and marketing initiatives, organizational development and operational efficiencies.

The actual bonus amount payable to our principal executive officer will be determined by multiplying his base salary by his target bonus percentage, but the actual bonus amount may be less than, or exceed, his target bonus, depending on the extent to which the Company meets certain pre-tax income and revenue goals during fiscal 2009. In addition, the actual bonus amount payable to our principal executive officer will be reduced if required to fit within Executive Plan funding limits, which establish a maximum aggregate payout to the Company’s executive officers.

The actual bonuses for all other eligible executive officers will be determined by multiplying base salary by the applicable target bonus percentage and then adjusting such number to reflect the executive officer’s individual performance and the extent to which such executive officer achieved the individually-established pre-determined performance objectives. The actual bonuses then will be further adjusted based on the extent to which the Company meets certain pre-tax income and revenue goals. As a result, the actual bonus amount paid to any such executive officer may be less than, or exceed, the executive officer’s target bonus, depending on (i) the extent to which the Company meets the pre-tax income and revenue goals, (ii) the extent to which each executive officer satisfies the appropriate pre-determined performance objectives and (iii) such other criteria as the Committee, in its sole and absolute discretion, determines are appropriate to calculate and determine such final bonus amount for any such eligible executive officer. In addition, actual bonus amounts to executive officers will be reduced if required to fit within Executive Plan funding limits, which establish a maximum aggregate payout to the Company’s executive officers.

No actual bonus payment to any executive officer may exceed the limitation set forth in the Company’s 2005 Stock Plan. An executive officer may only be paid a bonus under the Executive Plan if the Committee has certified that the applicable individual performance objectives have been met.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	2009 Dolby Executive Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Mark S. Anderson
Mark S. Anderson Executive Vice President, General Counsel and Secretary

Date: December 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	2009 Dolby Executive Annual Incentive Plan